Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 7, 2003 on our audits of the consolidated financial statements and financial statement schedule of Starcraft Corporation and Subsidiaries as of September 28, 2003 and September 29, 2002 and for each of the three years in the period ended September 28, 2003, which report appears in Starcraft Corporation's Annual Report on Form 10-K for the year ended September 28, 2003.



                                                /s/ Crowe Chizek and Company LLC

                                                Crowe Chizek and Company LLC



Elkhart, Indiana
August 31, 2004